Exhibit 99.1

Bourbon Brothers Holding Corporation Releases Letter from the President
COLORADO SPRINGS, CO, September 3, 2014 (GLOBENEWSWIRE) – Bourbon Brothers Holding Corporation (the "Company") (OTCQB: RIBS) recently distributed their Letter from the President, containing Company updates and growth plans, to their shareholders. Full details of the letter can be found on the Company's website through the web address below:
http://bourbonbrothers.com/letter-from-the-president/

More information on the Company is available at www.BourbonBrothers.com.

Forward-Looking Statements
The information in this news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements involve risks and uncertainties, including statements regarding the Company's business strategy and expectations. Any statements contained herein that are not statements of historical facts may be deemed to be forward-looking statements. In some cases, forward-looking statements can be identified by terminology such as "may," "will," "should," "expect," "plan," "intend," "anticipate," "believe," "estimate," "predict," "potential," or "continue," the negative of such terms or other comparable terminology. Actual events or results may differ materially. The Company disclaims any obligation to publicly update these statements, or disclose any difference between its actual results and those reflected in these statements. The information constitutes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.

CONTACT:
IR Contact: Mitchell Roth
Email: mroth@bourbonbrothers.com
Phone: (719) 265-5821

PR Contact: Brandy Fugate
Email: brandy@bourbonbrothers.com
 Phone: (719) 265-5821